Exhibit 10.ii.e.

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (BIOFOS)

VIETNAM, INDONESIA AND TAIWAN

DATE:	June 6, 2005

SELLER:	MOSAIC FERTILIZER LLC, d.b.a. MOSAIC FEED INGREDIENTS 8813 HWY 41 SOUTH RIVERVIEW, FL 33569

BUYER:	TRADICO INTERNATIONAL CARGILL ANIMAL NUTRITION* P.O. BOX 5614 MINNEAPOLIS, MN 55440-5614

PRODUCT:	BIOFOS

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	VIETNAM, INDONESIA AND TAIWAN

PERIOD:	JUNE 2005 THROUGH MAY 2006

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	TRADICO TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL, INCORPORATED	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its:

TERMS AND CONDITIONS

(constituting a part of the contract set forth on the reverse hereof)

Seller will use its best efforts to ship the products to be delivered under this contract in accordance with buyer’s instructions but reserves the right not to accept instructions for shipment during any month or months at greater than an equal monthly rate, to allocate product and cars available from time to time during the term hereof among its customers and for its own use in such manner as it considers fair and reasonable and to make shipments as and when cars and product are available. Failure of Seller to make or of Buyer to take delivery of any unshipped part of the products to be delivered under this contract shall be excused to the extent that such failure is ascribable to any cause beyond the reasonable control of such party, including any Act of God or force majeure, any law or governmental regulation, any shortage of cars or interruption of transportation or any strike, lockout or other labor difficulty, which interferes with the production, shipment or receipt thereof, provided that prompt written notice of such interference shall have been given to the other party.

The prices specified in this contract are subject to change at the instance of Seller with respect to unshipped contract tonnage on 15 days’ notice given by mailing of a generally effective Price Schedule revision to Buyer. In case the Seller thus notifies Buyer of an increase in price, Buyer shall be deemed to have agreed thereto unless Buyer within 10 days thereafter notifies Seller in writing of its refusal to do so. Failure of Buyer to agree on any such increase of price, shall release Seller of its obligation to sell and Buyer of its obligation to purchase hereunder from the effective date of such increase, unless Seller prior to such date notifies Buyer in writing of Seller’s willingness to continue to make deliveries at the prices in effect prior to such increase, in which event this contract shall continue in effect subject to the continuing right of Seller to change its prices in accordance with this clause.

If Buyer furnishes satisfactory evidence of ability to purchase a specific substantial quantity of a product listed herein of a grade and quality equivalent to that contracted for hereunder on similar terms and conditions and at a price which results in a net cost delivered at Buyer’s plant lower than the net cost of an equivalent delivery of unshipped contract tonnage hereunder, Seller will at its option either meet such price on such an equivalent delivery of contract tonnage or permit the Buyer to cancel unshipped contract tonnage equal to such of the alternative tonnage as Buyer purchases.

In the event of the imposition of any tax or other governmental charge of any kind, or any increase in any tax or change in depletion allowance, or any other governmental action whatsoever, taking effect prior to the completion of this contract, and resulting directly or indirectly in an addition to the cost of production, safe or shipment of the products to be delivered hereunder, such addition may be added to the price herein specified and shall be paid by Buyer.

Seller may recover for each delivery hereunder as a separate transaction without reference to any other delivery. If Buyer shall be in default with respect to any of the terms or conditions of this or any other contract with Seller, Seller may, at its option, defer further deliveries hereunder or under any other contracts with Buyer until such default be remedied, or, without prejudice to any other legal remedy, Seller any, at its option, treat such default as final refusal to accept further shipments and may cancel this contract in its entirety and hold Buyer liable for its breach.

This contract may not be transferred or assigned by Buyer without the written consent of Seller.

This contract incorporates all terms of the agreement between the parties and is subject to modification only in writing signed by the parties.